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                                                                   Exhibit 10.48


                           U. S. PLASTIC LUMBER CORP.
                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                           RIGHTS, AND LIMITATIONS OF
                      SERIES D PREFERRED STOCK, 15% COUPON

                  U.S. Plastic Lumber Corp., a corporation organized and existing, under the laws of the State of Nevada (the "Corporation"), does hereby certify:

                  That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate") and pursuant to the provisions of the Nevada Revised Statutes, said Board of Directors, on September 8, 2000, duly adopted resolutions providing for the issuance of one series, aggregating Seven Hundred and Fifteen Thousand (715,000) shares, of Series D Convertible Preferred Stock, stated value $3.50 and par value $.001 per share, which resolutions are as follows:

                  WHEREAS, the Certificate of Incorporation of the Corporation authorizes for issuance a class of shares of capital stock known as Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable by the Board of Directors from time to time;

                  WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued Preferred Stock, to fix the number of shares constituting any such class and to determine the designation thereof or any of them; and

                  WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to a class of said Preferred Stock to be designated "Series D Preferred Stock, 15% Coupon" (the "Series D Preferred Stock").

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series D Preferred Stock as follows:

                  1. DESIGNATION. The designation of the series of stock created by this resolution shall be "Series D Preferred Stock, 15% Coupon" (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be Seven Hundred and Fifteen Thousand (715,000). Each share of the Series D Preferred Stock shall have a stated value equal to $3.50 (the "Stated Value"). The Preferred Stock does not entitle the holder thereof to voting rights, except as may be required by law. Each share of Preferred Stock is convertible: (i) at the option of the Holder, subject to certain rights of the Company, into common stock of the Company (the "Common Stock") at the rate of 1 share of Common Stock for each share of Preferred Stock, and (ii) mandatorily converted into Common Stock on March 1, 2002, unless the Company elects to redeem the Preferred Stock at 115% of its Stated Value in cash on or before March 31, 2001. The Preferred Stock is subject to redemption by the Company at its option at any time commencing from the date of issue of the Preferred Stock until March 31, 2001 at a price of $4.03 per share. In the event the Company does not elect to redeem the Preferred stock on or before March 31, 2001, the Company shall use it best efforts to register the underlying common stock on or before June 30, 2001.

                  2. INTEREST. The 15% Coupon ("interest") will be paid on the Preferred Stock quarterly in arrears on a cash basis commencing on date of funding, at a rate of 15% per annum, and prorated if redemption or conversion occurs prior to the end of any quarter. The first quarterly interest




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payment will be made on March 31, 2001 and then quarterly thereafter. Interest payments shall cease effective with the date of redemption by the Company or conversion into common stock, whether voluntary or mandatory conversion.

                  3. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series D Preferred Stock shall be entitled to receive, before the holders of any of the common stock or other classes of Preferred Stock of the Corporation ranking junior thereto, out of the remaining net assets of the Corporation, the Stated Value of the Series D Preferred Stock. After such payment shall have been made in full to the holders of the outstanding Series D Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series D Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series D Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation.

                  In the event that, after payment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of Series D Preferred Stock, the remaining net assets of the Corporation are not sufficient to pay the liquidation preference of the holders of the Series D Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking, on a parity with the shares of the Series D Preferred Stock upon such liquidation unless proportionate distributive amounts shall be paid on account of each share of the Series D Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series D Preferred Stock, are respectively entitled upon such liquidation.

                  4. CONVERSION OF PREFERRED STOCK INTO COMMON STOCK. Each share of the Series D Preferred Stock shall be: (i) convertible at the option of the holder thereof pursuant to paragraph 4(a) below and (ii) automatically and mandatorily converted upon the occurrence of the event described pursuant to paragraph 4(b) below. In either event, any such shares of Series D Preferred Stock shall be converted into fully paid and nonassessable shares of the Corporation's common stock, par value $.001 per share (the "Common Stock").

                           (a) VOLUNTARY CONVERSION. Subsequent to March 31,
2001, the Holder of any share(s) of Series D Preferred Stock shall have the right to convert any such share(s) into fully paid and nonassessable shares of Common Stock of the Corporation in accordance with the Conversion Ratio (defined below); as the same may be adjusted from time to time. In order to convert the shares of Series D Preferred Stock into Common Stock, the Holder shall surrender at the office of any transfer agent for the Corporation, a certificate(s) therefore, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he or she elects to convert such shares. Shares of the Series D Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares for conversion and the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated, for all purposes, as the record holder(s) of such shares of Common Stock at such time. As promptly as practicable after the conversion, the Corporation shall issue and deliver at said offices a certificate(s) for the number of full shares of the Common Stock issuable upon such conversion, to the person(s) entitled to receive the same. The Corporation shall issue the certificate(s) for Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law.





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                           In case any shares of Series D Preferred Stock shall
have been called for redemption pursuant to paragraph 5 hereof, an election to convert under this paragraph 4(a) with respect to the shares so called for redemption shall cease and terminate at the close of business on the tenth day prior to the date fixed for the redemption of such shares, unless default shall be made in the payment of the redemption price.

                           (b) MANDATORY CONVERSION. Subject to any other
provision of this paragraph 4, each holder of record of any share(s) of Series D Preferred Stock shall convert such holder's share(s) of Series D Preferred Stock, in whole or in part, in accordance with the Conversion Ratio (defined below), subject to the adjustments set forth below, on March 1, 2002. The Company shall also have a right to force mandatory conversion of the Preferred Stock into Common Stock prior to March 1, 2002, at any time after the Company registers the underlying Common Stock and such registration statement is declared effective by the Securities and Exchange Commission; provided however, that (i) the stock of the Company is trading at an average closing price of $3.50 per share for the 20 trading days immediately preceding the date of the Company's notice to the holder, and (ii) the Company provides notice to the holder equal to a minimum of 10 days and maximum of 30 days notice. Such notice shall specify the time and place thereof and shall be given by mail to each holder of record of shares of Series D Preferred Stock at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Holder is located. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

                           (c) ADDITIONAL PROVISIONS APPLICABLE TO ALL
CONVERSIONS. Any conversion of Series D Preferred Stock into Common Stock pursuant to this paragraph 4 shall be subject following additional terms and provisions:

                                    (1) All shares of the Series D Preferred
Stock shall be convertible (or, as the case may be, automatically converted) into Common Stock at the rate of 1 share of Common Stock for each share of Series D Preferred Stock (the "Conversion Ratio"), subject to the adjustments set forth in this paragraph 4(c) below.

                                    (2) Subject to compliance with all
applicable securities laws, as soon as practicable after the surrender for conversion of any certificate(s) representing Series D Preferred Stock (in the case of an elective conversion) or after the Mandatory Conversion (as provided for in Section 4(b)), the Corporation shall deliver or cause to be delivered at the principal office of the Corporation (or such other place as may be designated by the Corporation), to each holder of Series D Preferred Stock, certificates representing, the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Except as otherwise provided herein, shares of the Series D Preferred Stock shall be deemed to have been converted, in the case of an elective conversion pursuant to paragraph 4(a), as of the close of business on the date of the surrender for conversion of the certificates representing Series D Preferred Stock, or in the case of an automatic conversion pursuant to paragraph 4(b), as of the close of business on the Automatic Conversion Date, and in either case the rights of such holders of the Series D Preferred Stock shall cease, and the person(s) in whose name(s) the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder(s) of such Common Stock, at such time, or if such day shall not constitute a business day, then the close of business on the next succeeding business day.

                                    (3) The Corporation shall not be required to
issue any fractions of shares of Common Stock upon conversions of any shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the




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number of full shares of Common Stock which shall be issuable upon conversion of such Series D Preferred Stock shall be computed on the basis of the aggregate number of shares of the Series D Preferred Stock so surrendered. If any interest in a fractional share would otherwise be deliverable upon the conversion of any shares of Series D Preferred Stock, the Corporation shall not be required to issue any such fractional share interest or make a cash payment for any such fractional interest.

                                    (4) In the event that the Corporation shall
at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of any shares of Series D Preferred Stock prior to the occurrence of such event shall be proportionately increased or decreased as the case may be, effective following the close of business on the record date for determination of the Common Stock entitled to such sub-division or combination in either case at the close of business on the record date when such subdivision or combination was adopted by the Corporation.

                                    (5) In the event that the Corporation shall
be consolidated with or merged into any other corporation, provision shall be made as part of the terms of such consolidation or merger so that any holder of Series D Preferred Stock may thereafter receive in lieu of Common Stock otherwise issuable him upon conversion of his or her Series D Preferred Stock, but only in accordance with the conversion ratio stated in this paragraph 4, the same kind and amount of securities as may be distributable upon such consolidation or merger with respect to the Common Stock.

                                    (6) In the event that the Corporation shall
at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock of the Corporation issuable upon any conversion of the Series D Preferred Stock shall be proportionately increased, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

                                    (7) Such adjustments shall be made
successively if more than one event listed in paragraphs 4(c)(4), (5) or (6) shall occur; provided, however, that no adjustment need be made by the Corporation until such adjustments cumulatively aggregate at least five percent (5%) of the then current Conversion Ratio.

                                    (8) No adjustment of the Conversion Ratio
shall be made by any event or occurrence other than those enumerated in this paragraph 4(c).

                                    (9) The issuance of certificates for shares
of Common Stock upon conversion of any shares of the Series D Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series D Preferred Stock so converted, the person or persons requesting, the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

                  5. REDEMPTION OF PREFERRED STOCK. The Series D Preferred Stock of any holder shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, from time to time and at anytime, commencing after the date that the Series D Preferred Stock certificate was issued to the original holder of such shares of Series D Preferred Stock and ending on March 31, 2001. The redemption price shall equal Four Dollars and Three Cents ($4.03) per share of each share of Series D Preferred Stock so redeemed. The Corporation shall give notice of redemption as hereinafter provided. In the event the Company does not elect to redeem the Preferred stock on or before


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March 31, 2001, the Company shall use it best efforts to register the underlying common stock on or before June 30, 2001.

                  In the event that less than the entire amount of the Series D Preferred Stock outstanding is redeemed at any one time, the shares to be redeemed shall be selected by lot in a manner to be determined by the Board of Directors of the Corporation.

                  The Corporation shall give notice of redemption not less than ten (10) nor more than thirty (30) days prior to the date fixed for redemption of the Series D Preferred Stock or any part thereof. Such notice shall specify the time and place thereof and shall be given by mail to each holder of record of shares of Series D Preferred Stock chosen for redemption at the address last shown on the records of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

                  Upon such redemption date, or upon such earlier date as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price as set forth in such notice), the holders of shares of Series D Preferred Stock selected for redemption to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no other rights with respect to such shares except the right to receive the moneys payable upon such redemption from, the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

                  At its option, the corporation may deposit the aggregate amount payable upon redemption of the Series D Preferred Shares to be redeemed with a bank or trust company designated by the Board of Directors to be held in trust by the depository for the funds for payment to the holders of the Series D Preferred Shares then to be redeemed. If such aggregate amount is deposited and made immediately available to the holder of the Series D Preferred Shares to be redeemed, the Corporation shall thereupon be released and discharged from any obligation to make payment of the amount payable upon redemption of the Series D Preferred Shares to be redeemed and the holder of such Series D Preferred Shares shall only look to the depository for such payment.

                  Upon redemption of any share of Series D Preferred Stock in the manner set out herein, or upon purchase of any share of Series D Preferred Stock by the Corporation, the shares so acquired by the Corporation shall be canceled.

                  6. VOTING RIGHTS. Except as otherwise required by law or as otherwise specifically provided herein, the holders of the Series D Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof.

                  7. RANKING. As long as any shares of the Series D Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority in number of the shares of the Series D Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which provide that such class or series shall rank prior to the Series D Preferred Stock in respect to rights upon dissolution, liquidation or winding up of the Corporation; provided, however, the Corporation may at any time create,





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authorize or issue, without the consent of any of the holders of the Series D
Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series D Preferred Stock in respect to dissolution, liquidation or winding up of the Corporation.

                  8. AMENDMENTS. This Statement of Designation may be amended by
(i) the affirmative vote of not less than sixty percent (60%) of the holders of Series D Preferred Shares currently outstanding, at the time such amendment is proposed, or (ii) the affirmative vote of not less than two-thirds of the directors of the Corporation then holding office and entitled to vote on such amendment.

                                        U. S. PLASTIC LUMBER CORP.


                                        By: /s/ John W. Poling
                                            ------------------------------------
                                            John W. Poling, CFO



                                        U. S. PLASTIC LUMBER CORP.


                                        By: /s/ Bruce C. Rosetto
                                            ------------------------------------
                                            Bruce C. Rosetto, Secretary




STATE OF FLORIDA                    )
                           ss       )
COUNTY OF PALM BEACH                )

         Before me, the undermined authority, personally appeared John W. Poling, who I personally know to be the person described in and who executed the foregoing instrument as Chief Financial Officer of U. S. Plastic Lumber Corp., a Nevada corporation, and did acknowledge before me that he executed the same as such officer of said corporation by due and regular corporate authority.

         WITNESS my hand and official seal in the County and State last aforesaid this 20th day of September, 2000.



                                       /s/ Kim Morrell
                                       ----------------------------
                                       Notary Public
                                       State of Florida at Large

My commission expires:






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STATE OF FLORIDA                    )
                           ss       )
COUNTY OF PALM BEACH                )


         Before me, the undersigned authority, personally appeared Bruce C. Rosetto, who I personally know to be the person described in and who executed the foregoing instrument as Secretary of U. S. Plastic Lumber Corp., a Nevada corporation, and did acknowledge before me that he executed the same as such officer of said corporation by due and regular corporate authority.

         WITNESS my hand and official seal in the County and State last aforesaid this 20th day of September, 2000.


                                       /s/ Kim Morrell
                                       ----------------------------
                                       Notary Public
                                       State of Florida at Large

My commission expires:






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